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                                                                    EXHIBIT 10.3


                              MANAGEMENT AGREEMENT
                              --------------------

     THIS MANAGEMENT AGREEMENT (the "Agreement") shall be effective as of the day of July, 1997 (the "Effective Date"), and is entered into by and between Dental Doctor Services, Inc., a Florida Corporation (the " Practice"), and Dental Practice Administrators, Inc., a Florida Corporation (the "Manager").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Practice is a dental practice with several sites as described in Schedule A attached hereto and made a part of this Agreement;

     WHEREAS, all shareholders of the Practice are dentists licensed in the State of Florida;

     WHEREAS, the Manager and the Manager's principals possess certain skills and experience required for the performance of the services set forth in this Agreement;

     WHEREAS, the Practice desires to retain the Manager to conduct the administrative management of the Practice so that the dentists may concentrate on the delivery of patient care and the practice of dentistry and the Manager desires to render services to the Practice on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the promises contained in this Agreement, the parties agree as follows:

     1.   Term of Engagement.  The Practice agrees to engage the services of the
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Manager for the term commencing on the Effective Date and ending forty years from effective date (the "Term").

     2.(a)     The Manager's Duties.  The Manager shall be responsible for any
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and all matters relating to the operation of the Practice including, but not limited to, the leasing of rental space where needed, maintenance of the Practice, staffing and supervision of all staff of Practice (other than the employment or supervision of the Dentist(s) of the Practice), the purchasing of all necessary equipment and supplies for the Practice, and the procurement of necessary insurance for the Practice. At no time during the Term of this Agreement should the Manager engage, employ, supervise, or in any way interfere with the professional judgment of the Dentist(s) rendering services at the Practice to the Practice patients. The parties acknowledge that the Manager is, and in the future may be, retained to perform similar services for other businesses which may or may not be competitive with the Business of the Practice.

     (b) The Practice's Duties.  The Practice shall be responsible for engaging
         ---------------------
the dentist(s) who will provide dental care at the different Practice sites. The Practice shall assume all responsibility for the professional practice of dentistry by all dentists engaged to practice dentistry
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at any of the Practice sites. The Practice shall be responsible for all patient records and the upkeep of licensure and professional liability requirements for all dentists engaged by the Practice. At all times the Practice shall be responsible for the dental care and procedures performed at anyone of its sites without intervention from the Manager and/or any of its principals.

     3.   Management Fee.  The Practice shall pay the compensation of all
          --------------
dentists engaged by the Practice. For each calendar month during the Term, all revenues over and above the funds required to pay the dentists' compensation shall be transferred to the Manager as its Management Fee.

     4.   Manager's Representations.  The Manager warrants and represents that:
          -------------------------

          4.1 The Manager is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida with the full power and authority to undertake this Agreement.

          4.2 The execution, performance and delivery of this Agreement by the Manager will not conflict with, nor result in the breach of, the Manager's Articles of Incorporation, Bylaws or any decree or order of any court or administrative or governmental body, or any material agreement, document, indenture or other instrument to which the Manager is a party or by which is bound.

     5.   Involuntary Termination.  The Manager should have the right to
          -----------------------
terminate this agreement if the Practice fails to comply with its obligations under this Agreement. The Practice shall have the right to terminate this Agreement and cause the relationship existing between the parties pursuant to this Agreement to be severed only upon the occurrence of any of the following events (the "Event of Default"):

          5.1 The placement or imposition of any restrictions or limitations upon the Manager by any governmental authority having jurisdiction over the Manager or the Practice that causes the Manager not to be able to perform the duties for which the Manager was retained pursuant to this Agreement.

          5.2 The Manager fails or refuses to faithfully or diligently perform the provisions of this Agreement following the receipt of written notice from the Practice specifically setting forth all provisions of this Agreement that the Manager has violated.

          Notwithstanding anything in this Section 5 to the contrary, the defaulting party shall have thirty (30) days from the receipt of written notice of default to comply with the provisions of this Agreement.

     Should the defaulting party fail to comply with the provisions of this Agreement which it has defaulted on thirty (30) days after receipt of notice of default, then any termination made pursuant

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to this Section 5 shall become effective as of the original date of receipt of written notice of default (the "Date of Termination"). Any and all compensation due to the Manager through the Date of Termination shall be paid within fifteen
(15) days of the Date of Termination. In the event of termination for any reason other than those set forth in this Section 5, the Practice shall be obligated to pay the compensation set forth in Section 3 for the remaining months of the Term.

     6.   Miscellaneous Provisions.
          ------------------------

          6.1  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Florida without application of any conflicts of laws principles.

          6.2  Amendment.  Any and all provisions of this Agreement, including,
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but not limited to, the Management Fee established herein, may be reviewed and if necessary amended during the term of this Agreement by agreement of the parties herein. Notwithstanding the foregoing, no amendment to this Agreement or any of the provisions of this Agreement shall be effective unless in writing and executed by each of the parties to this Agreement.

          6.3  Waiver.  The failure of any of the parties to insist upon the
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full and faithful performance by the other party of any of the covenants, terms and conditions of this Agreement shall not be construed in the future as a waiver of the first party's right to require the full and faithful performance of the breached condition or provision, or any other covenant, term, condition or provision of this Agreement.

          6.4  Assignability.  This Agreement shall not be assignable by either
               -------------
party to this Agreement without prior written consent of the other party.

          6.5  Notices.  Except as otherwise provided in this Agreement, all
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notices which are permitted or required to be given under this Agreement shall be in writing and shall be deemed given when delivered personally, or if sent by mail, five (5) business days after being mailed by registered or certified mail, postage prepaid, or any such other method (including air courier) which provides for a signed receipt upon delivery, addressed as provided herein, or to such other person or address as may be designated by written notice to the other party or parties in accordance with this provision.

          As to Practice:     Roger Prieto, DDS
                              President
                              Dental Doctor Services, Inc.
                              2260 SW 8th Street
                              Miami, Florida 33135

          As to Manager:      Aldo Erazo, President
                              Dental Practice Administrators, Inc.
                              2260 SW 8th Street
                              Miami, Florida 33135

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          6.6  Invalidity of Provisions.  The invalidity of any one or more of
               ------------------------
the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement, or any portion of this Agreement, all of which are inserted conditionally upon their being valid in law. In the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be invalid by a court of competent jurisdiction, then in such event, then this Agreement shall be construed ass if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

          6.7  Further Assurances.  The parties to this Agreement shall execute
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and deliver to the other party any additional or supplemental documents as may be necessary or a reasonably requested by the other party to give full effect and to implement any of the terms or provisions of this Agreement or to carry out the intent of this Agreement.

          6.8  Survival of Terms.  Each provision contained in this Agreement
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shall survive the date of termination of this Agreement with the same full force and effect as if made on that date and shall be enforceable against the party against which it is intended to be enforced, notwithstanding expiration or termination of this Agreement.

          6.9  Entire Agreement.  This Agreement constitutes the entire
               ----------------
understanding of the parties to this Agreement with respect to the subject matter of this Agreement. All prior negotiations, agreements, understandings and arrangements both oral and written between the parties to this Agreement superseded by this Agreement.

         6.10  Binding Effect.  This Agreement shall be binding upon and inure
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to the benefit of the parties to this Agreement, their successors and permitted assigns, and their heirs, executors and administrators, as the case may be.

         6.11  Attorney's Fees.  In the event litigation or other dispute
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(whether or not suit is instituted) shall arise between the parties based in whole or in part upon this Agreement or any of the provisions contained in this Agreement, the prevailing party in any such litigation or other dispute shall be entitled to recover from the non-prevailing party and shall be awarded by the court of competent jurisdiction, any and all reasonable attorneys', paralegals', and/or accountants' fees and costs of trial and appellate counsel paid, incurred or suffered by such prevailing party as a result of, arising from, or in connection with such litigations or dispute.

         6.12  Section Headlines; Counterparts.  The section headings contained
               -------------------------------
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions of this Agreement. This agreement may be executed in any number of counterparts, each of which, when so executed and delivered shall be deemed to constitute an original and a of which shall be deemed to be one in the same instrument.

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     IN WITNESS WHEREOF, the parties have signed this Agreement on the date first written above.

                                        PRACTICE:

                                        DENTAL DOCTOR SERVICES, INC.


                                        By:       /s/ Roger Prieto
                                            --------------------------------
                                             Roger Prieto, D.D.S.
                                             Its President


                                        MANAGER:

                                        DENTAL PRACTICE ADMINISTRATORS,
                                        INC., a Florida Corporation


                                        By:         /s/ Aldo Erazo
                                            --------------------------------
                                             Print:    Aldo Erazo
                                             Its: President

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                     SCHEDULE A TO THE MANAGEMENT AGREEMENT
                     --------------------------------------

              DESCRIPTION OF THE SITES OF SERVICE FOR THE PRACTICE
              ----------------------------------------------------


215 South Third, Flagler Beach
2260 SW 8th Street, Miami
8370 West Flagler Street
1809 NE 24 Street, Lighthouse Point
201 S. Ridgewood #3, Edgewater
7500 NW 5th Street, Plantation
1435 Howell Branch Road, Winter Park
8226 Mills Drive, Miami
1601 W. 49th Street, Hialeah
747 Ponce de Leon Blvd., Coral Gables
4538 NW 183 Street, Carol City
27525 S. Dixie Highway, Miami
1399 NW 17th Avenue
9000 SW 87th Court, Miami
977 West Palm Dr., Fl City
7900 NW 27th Avenue, Miami
1051 NW 14 Street #150, Miami
1111 Oakfield Drive, Brandon
1600 North State Road 7, Lauderhill
18301 North Miami Avenue, Miami

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